EXHIBIT 10.2

LOCK-UP AGREEMENT

July __, 2005

Loewen, Ondaatje, McCutcheon Limited

Hazelton Lanes, East Tower

55 Avenue Road

Suite 2250

Toronto, Ontario M5R 3L2

Re:	Adsero Corp. – Lock up Agreement

Ladies and Gentlemen:

The undersigned understands that Loewen, Ondaatje, McCutcheon Limited (the “Agent”) has entered into an agency agreement dated as of July __, 2005 (the “Agency Agreement”) with Adsero Corp. (the “Corporation”) providing for a private placement (the “Offering”) of Subscription Receipts of the Corporation. Initially capitalized terms not otherwise defined herein shall have the meaning given to them, respectively, in the Agency Agreement.

In consideration of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that during the period beginning from the date hereof and ending on the day that is 180 days following the date of the closing of the Offering (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Corporation (“Shares”) or any financial instruments or securities convertible into, exercisable or exchangeable for, or that represent the right to receive Shares or similar securities now owned directly or indirectly by the undersigned, or under control or direction of the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership (collectively, the “Undersigned’s Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Undersigned’s Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned, (b) transfers as a distribution to limited partners, members or shareholders of the undersigned, as the case may be, (c) transfers occurring by operation of law, or (d) pledges of the Undersigned’s Securities as security for bona fide indebtedness of the undersigned given to a bank or other similar financial institution; provided, in each case, that any such transferee or pledge shall first execute a lock-up agreement in substantially the form hereof covering the remainder of the 180-day period referred to herein.

Notwithstanding the foregoing, the undersigned may transfer, sell or otherwise dispose of any of the Undersigned’s Securities with the prior written consent of the Agent, acting reasonably.

The undersigned understands that the Corporation and the Agent are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Agent and their legal representatives, successors and assigns.

Very truly yours,

Witness	[_____________________]